UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2020, the board of directors of Second Sight Medical Products, Inc. (the “Company”) approved payment to Patrick Ryan, former Chief Operating Officer of the Company, of approximately $471,000 and to reimburse up to 12 months of COBRA, if elected, pursuant to the terms of Mr. Ryan’s employment agreement with the Company. Mr. Ryan was separated effective April 17, 2020 as part of a second reduction of work force implemented under a previously announced winding down of operations.

Item 8.01	Other Events

The Company is filing this Current Report on Form 8-K to report its reliance on the order and guidance issued on March 4, 2020 by the United States Securities and Exchange Commission (the "SEC") under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934 (“Exchange Act”) which was supplemented by Release No. 34-88465 dated March 25, 2020 (collectively, the “Order”), providing regulatory relief to public companies whose operations may be affected by the novel coronavirus disease ("COVID-19").  The Order provides public companies with a 45-day extension to file certain disclosure reports that would otherwise have been due between March 1, 2020 and July 1, 2020.

The Company is unable to meet the filing deadline for its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) due to significant disruption in its operations by the COVID 19 pandemic, including the closure of its offices, material reductions in personnel and remote working arrangements that have resulted in delays in the Company’s accounting procedures and quarterly review by its independent auditors. The Company estimates that the Quarterly Report will be filed no later than June 29, 2020 (45 days after its due date) and will (i) disclose that the Company is relying on the Order, (ii) state the reasons why it could not file the Quarterly Report on a timely basis and (iii) will contain an appropriate Risk Factor disclosure on the potential and actual impact of COVID-19 on the Company.

The extent of COVID-19’s effect on the Company’s operational and financial performance will depend on future developments, including the (i) duration, spread and intensity of the outbreak, (ii) the Company’s ability to directly resume operations within its offices, (iii) impact to employees who may contract the disease or be subject to quarantine, (iv) the ability to reach agreements to joint venture or partner with others on continued development of the Orion system, and (v) securing additional financing, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, the Company is unable to ascertain the overall impact of COVID-19 on its business. However, if the pandemic continues to evolve into a severe worldwide health crisis, the disease could have a material adverse effect on its business, results of operations, financial condition and cash flows and adversely impact the trading price of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

By: John T. Blake

Chief Financial Officer